[LOGO]SHATSWELL, MacLEOD & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                                  Exhibit 23.3

                    Consent of Independent Public Accountants

      As independent public accountants for Salisbury Bancorp, Inc., we hereby consent to the incorporation by reference in this registration statement of Salisbury Bancorp, Inc. on Form S-4 of our report dated January 20, 2004 for the fiscal year ended December 31, 2003 included in Salisbury Bancorp, Inc.'s Form 10-K and to all references to our Firm included in this registration statement.


                       /s/ Shatswell, Macleod & Company, P.C.

                       SHATSWELL, MACLEOD & COMPANY, P.C.

West Peabody, Massachusetts
June 4, 2004


           83 PINE STREET o WEST PEABODY, MASSACHUSETTS 01960-3635 o
              TELEPHONE (978) 535-0206 o FACSIMILE (978) 535-9908
                  smc@shatswell.com        www.shatswell.com